Exhibit 99.1

AmeriServ Financial Announces Refreshed Slate of Highly Qualified, Independent Director Candidates for 2023 Annual Meeting

Intends to Nominate New Candidates Richard Bloomingdale and David Hickton, Along With Current Director Daniel Onorato, for Election to the Board

Notes That New Candidates Bring Additive Experience and Relevant Qualifications That Support Priority Areas, Including Cybersecurity, Human Capital Management and Business Development

Reaffirms Commitment to Ongoing Refreshment and Thanks Retiring Board Members Allan Dennison and Sara Sargent for Their Years of Strong Contributions

JOHNSTOWN, Pa., March 13, 2023 -- AmeriServ Financial, Inc. (“AmeriServ” or the “Company”) (NASDAQ: ASRV) today announced its slate of nominees for election to the Board of Directors (the “Board”) at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”). In addition to current director Daniel Onorato, AmeriServ’s slate includes Richard Bloomingdale and David Hickton. Messrs. Bloomingdale and Hickton were selected following thorough search and vetting processes, which were informed by shareholder feedback and supported by independent advisors. Each member of the Company’s slate brings additive experience and relevant qualifications:

●	Richard “Rick” Bloomingdale – Mr. Bloomingdale is the recently retired President of the Pennsylvania American Federation of Labor and Congress of Industrial Organizations (“Pennsylvania AFL-CIO”). In addition to holding the President role for 12 years, he previously served as Secretary-Treasurer of the Pennsylvania AFL-CIO and has a more than four-decade career in labor relations. The Board believes Mr. Bloomingdale’s finance and labor experience will strengthen AmeriServ’s human capital management efforts and position the Company to further expand its union business throughout Pennsylvania.

●	David Hickton – Mr. Hickton is currently the Founding Director of the Institute for Cyber Law, Policy and Security at the University of Pittsburgh. Previously, he was the U.S. Attorney for the Western District of Pennsylvania. The Board believes Mr. Hickton’s experience in legal affairs, regulatory matters, and data security and privacy approaches will directly benefit the Company as it meets customers’ expectations for online and mobile services.

●	Daniel Onorato – Mr. Onorato has been a Board member at AmeriServ since 2020 and is an executive at Pittsburgh-based Highmark Health. He is a former two-term Chief Executive of Allegheny County and previously held the position of Allegheny County Controller. The Board believes Mr. Onorato’s valuable knowledge of AmeriServ and its markets as well as relevant experience across the accounting and legal fields has been additive in the boardroom.

J. Michael Adams, Jr., Chair of the Board’s Nominating and Corporate Governance Committee, commented:

“We are extremely pleased to announce these nominees as part of our ongoing refreshment efforts and are confident that each of them will add substantial value in the boardroom. Collectively, these high-integrity individuals bring a compelling combination of relevant expertise and deep understanding of our local markets and key stakeholders. Rick’s track record of leadership in organized labor, David’s legal acumen and cybersecurity expertise, and Dan’s strong business and public service background will ensure that our Board is even more well-rounded going forward. In particular, the Company expects to leverage Rick’s deep ties in organized labor to further expand our union business throughout Pennsylvania. Additionally, in his service to date as a director, Dan has already been a substantial contributor and we look forward to shareholders being able to vote on his election, along with that of Rick and David, at the Annual Meeting.”

Mr. Adams added:

“As demonstrated by today’s announcement, the Board is committed to ongoing refreshment with new, independent perspectives, and pursuing sound corporate governance. Assuming Rick and David are elected as directors, nearly half of our Board will have been refreshed over the past three years. Ultimately, we are focused on ensuring that we have the best Board possible to oversee the Company and its strategy, while creating long-term value for shareholders and all our stakeholders.”

Chairman Allan Dennison and director Sara Sargent will not stand for re-election, in keeping with the Board’s retirement policy, and their terms will expire at the Annual Meeting.

Jeffrey A. Stopko, AmeriServ’s President and Chief Executive Officer, concluded:

“We would also like to extend a sincere thank you to Allan and Sara for their many years of service on the Board. Their dedication, expertise and perspectives have been invaluable in helping to guide AmeriServ’s strategy. As Chairman, Allan has put in countless hours ensuring that the best interests of all stakeholders have been represented. We wish both Allan and Sara all the best.”

DETAILED BIOGRAPHIES

Richard “Rick” W. Bloomingdale

Mr. Bloomingdale recently retired as President of the Pennsylvania AFL-CIO, the state’s largest labor federation, after serving in that role for 12 years. As President, Mr. Bloomingdale helped start the National AFL-CIO’s Future of Work Committee in partnership with Carnegie Mellon University in Pittsburgh. During his 45-year career in the labor movement he also served as Secretary-Treasurer of the AFL-CIO, where he was responsible for all financial operations of the organization, including overseeing the budget, relevant financial filings and the political action program.

Mr. Bloomingdale was previously appointed by Pennsylvania Governors to the Unemployment Compensation Board of Review, the State Workforce Development Board, and as Co-Chair of the Middle-Class Task Force and the Workforce Command Center.

Mr. Bloomingdale has served on various boards and commissions throughout his career, including the National AFL-CIO General Board and, currently, on the AmeriServ Trust Board and the Board of Highmark Inc.

Mr. Bloomingdale graduated from the University of Arizona with a bachelor’s degree in government.

David J. Hickton

Mr. Hickton is a former U.S. Attorney for the Western District of Pennsylvania, where he created a dedicated national security and cyber division within the office, served as the Department of Justice (DOJ) leader on the opioid epidemic, established a dedicated civil rights division within the U.S. Attorney’s office and led landmark actions against education fraud, among other meaningful accomplishments.

He currently serves as Founding Director and Professor of Law for the Institute for Cyber Law, Policy, and Security at the University of Pittsburgh. He also recently joined the Center for Strategic and International Studies – a bipartisan national security policy research organization that is involved in the White House National Cybersecurity Strategy – as a non-resident senior adviser to the Strategic Technologies Program. Mr. Hickton previously served as Staff Director and Senior Counselor for the House of Representatives Select Subcommittee on the Coronavirus Crisis.

Mr. Hickton received a bachelor’s degree from Pennsylvania State University and a Juris Doctorate from the University of Pittsburgh.

Daniel A. Onorato

Mr. Onorato is a former two-term Chief Executive of Allegheny County. Before that, Mr. Onorato served as Allegheny County’s Controller and as a member of the Pittsburgh City Council. His professional background also includes work as an attorney and certified public accountant (CPA). Currently, he is Executive Vice President and Chief Corporate Affairs Officer for Pittsburgh-based Highmark Health. In this role, Mr. Onorato has a broad portfolio of responsibilities, including public policy, government and regulatory affairs, community investment and corporate communications. He also serves as Chairman of the Highmark Foundation, Executive Director of the Caring Foundation and is on both the Board of Directors and the Executive Committee of the Jefferson Foundation.

Mr. Onorato is a member of the Investment/Asset Liability Committee and the Audit Committee of the AmeriServ Board, which he joined in 2020. He is the Board’s designated Audit Committee financial expert under applicable U.S. Securities and Exchange Commission rules. Mr. Onorato also serves on the Board of Directors of the Pennsylvania Chamber of Commerce, Greater Pittsburgh Chamber of Commerce, Allegheny County Parks Foundation and Catholic Charities of the Diocese of Pittsburgh.

Mr. Onorato has a bachelor’s degree in accounting from Pennsylvania State University and a Juris Doctorate from the University of Pittsburgh.

ABOUT AMERISERV FINANCIAL, INC.

AmeriServ Financial, Inc. is the parent of AmeriServ Financial Bank and AmeriServ Trust and Financial Services Company in Johnstown, Pennsylvania. The Company’s subsidiaries provide full-service banking and wealth management services through 17 community offices in southwestern Pennsylvania and Hagerstown, Maryland. The Company also operates loan production offices in Altoona and Monroeville, Pennsylvania. On December 31, 2022, AmeriServ had total assets of $1.4 billion and a book value of $6.20 per common share. For more information, visit www.ameriserv.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as “continuing,” “expect,” “look,” “believe,” “anticipate,” “may,” “will,” “should,” “projects,” “strategy,” or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects of our banking platform; risks and uncertainties relating to the duration of the COVID-19 pandemic, and actions that may be taken by governmental authorities to contain the pandemic or to treat its impact; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ’s results to differ materially from management’s current expectations. Such risks and uncertainties are detailed in AmeriServ’s filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2022 (when it becomes available). Forward-looking statements are based on the beliefs and assumptions of AmeriServ’s management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

IMPORTANT ADDITIONAL INFORMATION

The Company intends to file a proxy statement and GOLD proxy card with the SEC in connection with the Annual Meeting and, in connection therewith, the Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with such meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING GOLD PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Company’s definitive proxy statement for the 2022 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.ameriserv.com/sec-filings/insider-filings or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (when it becomes available). Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.ameriserv.com/sec-filings/documents.